SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 21, 2007

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(Date of Report: Date of earliest event reported)

Cordia Corporation

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(Exact name of registrant as specified in its charter)

Nevada                 33-23473                    11-2917728

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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)

                                         of incorporation)

13275 W. Colonial Drive, Winter Garden, Florida 34787

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(Address of principal executive office)

Registrant's telephone number, including area code: 866-777-7777

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NA

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13-4(e) under the

Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On December 17, 2007, Cordia Corporation (“Cordia”) purchased 35,900 shares of Cordia common stock at a purchase price of $0.54 per share.

On December 18, 2007, Cordia purchased 20,200 shares of Cordia common stock at a purchase price of $0.51 per share.

On December 19, 2007, Cordia purchased an additional 17,800 shares of Cordia common stock at a purchase price of $0.52 per share.

On December 7, 2007, Cordia filed a Form 8-K disclosing its purchases of Cordia common stock.  That filing erroneously indicated, through the inadvertent exclusion of a purchase of 18,500 shares, that as of that filing date, Cordia purchased a total of 30,692 shares of its stock instead of a total of 49,192 during 2007.  Therefore, as a result, Cordia’s to date purchases during 2007 total 123,092 shares of Cordia common stock with an aggregate cost of approximately $73,300.

These purchases were made pursuant to the Board of Directors decision to implement a stock repurchase plan at its May 30, 2007 board meeting.  The plan was previously reported in a Form 8-K filed with the Securities and Exchange Commission on May 31, 2007 and authorized management to spend an aggregate of $500,000.00, to re-purchase Cordia common stock so long as the market price does not exceed $1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                                                                                                  Cordia Corp.

                                                                                                                  By: /s/ Joel Dupré

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Date: December 21, 2007                                                                        Joel Dupré, Chief Executive Officer,

                                                                                                                   Duly Authorized Officer